                                                Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         NEW VISUAL ENTERTAINMENT, INC.

            (Exact name of registrant as specified in its charter)

           Utah                                              95-4545704
-------------------------------                          -------------------
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification No.)

5737 Pacific Center Blvd., Suite A                              92121
----------------------------------                              -----
 (Address of Principal Offices)                               (Zip Code)


         NEW VISUAL ENTERTAINMENT, INC. NONSTATUTORY STOCK OPTION PLAN
         -------------------------------------------------------------
                            (Full Title of the Plan)

                               Ray Willenberg, Jr.
                       5737 Pacific Center Blvd., Suite A
                           San Diego, California 92121
                     ---------------------------------------
                     (Name and address of agent for service)

                                (619) 657-9777
                       ---------------------------------
                       (Telephone number, including area
                           code, of agent for service)

      Approximate date of commencement of proposed sale to the public: Upon exercise of the options granted under the Stock Option Plan, but in no event prior to the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

                              PROPOSED    PROPOSED
TITLE OF                      MAXIMUM     MAXIMUM
SECURITIES      AMOUNT        OFFERING    AGGREGATE      AMOUNT OF
TO BE           TO BE         PRICE PER   OFFERING       REGISTRATION
REGISTERED      REGIST.(1)    SHARE       PRICE          FEE(2)
----------------------------------------------------------------------
Common Stock,
$.001 par
issuable upon
exercise of
options         5,000,000     $.6875     $3,437,500.00   $1,185.34
----------------------------------------------------------------------

      (1) The aggregate amount of securities registered hereunder is for shares of Common Stock which have been authorized and reserved for issuance under the Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers such additional shares of common stock to be offered or issued to prevent dilution as a result of future stock splits, stock dividends or similar transactions.


      (2) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, and based upon the average of the bid and ask prices per share of the Registrant's Common Stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported by the American Stock Exchange.

                                EXPLANATORY NOTE

      This Registration Statement on Form S-8 relates to the registration of 5,000,000 shares of Common Stock of the Company issuable upon the exercise of options granted and to be granted under the Company's 1997 Nonstatutory Stock Option Plan ("Plan").

                                     PART I


      The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended, and are incorporated herein by reference.

ITEM 1.     PLAN INFORMATION.

            Plan Description for 1997 Nonstatutory Incentive Stock Option Plan (the "Plan"), dated February 3, 1997.

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

            The written statement required to be provided to participants pursuant to this Item is set forth in the Plan Description referenced in
      Item 1 above.

                                     PART II


                   INFORMATION NOT REQUIRED IN PROSPECTUSES

ITEM 3.  Incorporation of Documents by Reference.

      The following documents are incorporated in this Prospectus by reference and made a part hereof:

        (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1996;

        (b) The Company=s Quarterly Report on Form 10-QSB for the quarter(s) ended January 31, 1997.

        (c) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the 10-KSB referred to in (a) above.

      In addition, all documents filed by the Company pursuant to Sections 13 or 14 of the Securities Exchange Act of 1934, as amended, subsequent to the end of the fiscal year which indicates that all securities offered hereby have been sold and to deregister all securities remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

ITEM 4.  Description of Securities.

      Not Applicable.

ITEM 5.  Interests of Named Experts and Counsel.

      Not Applicable.

ITEM 6.  Indemnification of Directors and Officers.

      Pursuant to the Company's certificate of incorporation and by-laws, the Company shall indemnify its directors, officers, employees and agents to the full extent permissible under the General Corporation Law of the State of Utah, as effective from time to time, or any other applicable law.

      Under the Utah General Corporation Law, the Company has the power to indemnify directors, officers, employees and agents under certain prescribed circumstances against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee, or agent of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy.

      The Company's certificate of incorporation and by-laws provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for paying a dividend or approving a stock repurchase which was illegal under section 174 of the Utah General Corporation Law; or (iv) for any transaction from which the director derived an improper benefit.

ITEM 7.  Exemption From Registration Claimed.

      Not Applicable.

ITEM 8.  Exhibits.

Number            Description
------            -----------

4

                  New Visual Entertainment, Inc. 1997 Nonstatutory Stock Option Plan

5                 Consent and Opinion of Law Firm of G. David Gordon &
                  Associates, P.C.

23.1              Reference is made to Exhibit 5

23.2              Consent of BDO Seidman, LLP

ITEM 9.  Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended.

            (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

      (7) To transmit or cause to be transmitted to all employees participating in the Plans who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   SIGNATURES


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phil Kueber and Ray Willenberg, Jr., and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature               Title                          Date
---------               -----                          ----

/s/ Phil Kueber
----------------------  President                      March 28, 1997
Phil Kueber             and Director

/s/ Ray Willenberg
----------------------  Secretary                      March 28, 1997
Ray Willenberg, Jr.     and Director

/s/ Frank DeMille
----------------------  Director                       March 28, 1997
Frank DeMille

                                                     Registration No.___________



================================================================================






                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                 -------------


                                    Exhibits

                                       To

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933



                                 -------------






                         NEW VISUAL ENTERTAINMENT, INC.





================================================================================

                                    EXHIBITS



Number                  Description
------                  -----------
4                       New Visual Entertainment, Inc. 1997 Nonstatutory Stock
                        Option Plan

5                       Consent and Opinion of Law Firm of G. David Gordon &
                        Associates, P.C.

23.1                    Reference is made to Exhibit 5

23.2                    Consent of BDO Seidman, LLP